EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ACI Worldwide, Inc.:

We consent to the use of our reports incorporated herein by reference dated May 10, 2007, with respect to the consolidated balance sheets of ACI Worldwide, Inc. and subsidiaries (the Company) as of September 30, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended September 30, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2006, and the effectiveness of internal control over financial reporting as of September 30, 2006, which reports appear in the Company’s Form 10-K for the year ended September 30, 2006.

Our report dated May 10, 2007, contains an explanatory paragraph that states that the consolidated financial statements as of September 30, 2005, and for each of the years in the two-year period ended September 30, 2005, have been restated.  In addition, our report refers to a change in method of accounting for stock-based compensation.

Our report dated May 10, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of September 30, 2006, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of September 30, 2006 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states:

•              The Company did not have the appropriate level of staffing with the necessary knowledge, experience and training to adequately account for complex and non-recurring transactions, including business combinations.

•              The Company did not have the appropriate level of staffing with the necessary knowledge, experience and training for the financial close process.

•              The Company did not have a sufficient level of staffing with the necessary knowledge, experience and training to ensure the completeness and existence of revenue recognition.

•              The Company did not have the appropriate level of staffing with the necessary knowledge, experience and training in the application of income tax accounting commensurate with the Company’s financial reporting requirements.  Additionally, the Company did not design adequate internal control procedures related to the transfer of intellectual property between subsidiaries in different tax jurisdictions.

Our report dated May 10, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of September 30, 2006, contains an explanatory paragraph that states that the Company acquired the businesses of P&H Solutions, Inc. and Electronic Payment Systems, AG during the year ended September 30, 2006, and management excluded from its assessment of the effectiveness of the Company’s internal controls over financial reporting as of September 30, 2006, the P&H Solutions, Inc.’s and the Electronic Payment Systems, AG’s internal control over financial reporting associated with total assets of $213.7 million and total revenues of $2.9 million included in the consolidated financial statements of the Company and its subsidiaries as of and for the year ended September 30, 2006.  Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of P&H Solutions, Inc. and Electronic Payment Systems, AG.

Our report dated May 10, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of September 30, 2006, contains an emphasis of matter paragraph that states that we do not express an opinion or any other form of assurance on any of management’s statements in the third paragraph of Management’s Report on Internal Control over Financial Reporting (Item 9A(b)).

/s/ KPMG LLP

Omaha, Nebraska

October 18, 2007